AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        WINDSOR ARBOR LIMITED PARTNERSHIP

       The undersigned, desiring to amend the Certificate of Limited Partnership of Windsor Arbor Limited Partnership, do hereby certify:


1.  The name of the Limited Partnership is: Windsor Arbor Limited Partnership.

2. The date of filing of the original certificate of limited partnership was: January _, 1994.

3. The following entity has been substituted for Windsor Common Corporation as general partner:
                                GPT-Windsor, LLC
                                598 Asylum Street
                               Hartford, CT 06105

       The undersigned have signed this Amendment on the ____ of June, 1997.

                                Former General Partner:
                                Windsor Common Corporation

                                By
                                    -----------------------
                                         It's President

                               General Partner
                                GPT-Windsor, LLC


                                By
                                     ------------------------
                                         It's Managing Member